EXHIBIT 10.43
                                                                   -------------

                                LICENSE AGREEMENT

            This LICENSE AGREEMENT ("Agreement") is made and entered into effective as of March 1, 2005, by and between WESTGATE CAPITAL COMPANY, L.L.C., an Oklahoma limited liability company (hereinafter referred to as "Licensor"), and PALWEB CORPORATION, an Oklahoma corporation (hereinafter referred to as "Licensee"). This Agreement shall replace the License Agreement entered into on April 20, 2001 by and between Licensor and Licensee.

                               W I T N E S S E T H

            WHEREAS, Licensor has developed a fire retardant resin process (the "Process") which is licensed by Licensor to Licensee in accordance with this Agreement;

            WHEREAS, Licensee desires to obtain a license to use the Process for the manufacture and sale of plastic pallets, plastic automobile parts, plastic crates and containers used for shipping, storage and warehousing; and

            WHEREAS, Licensor is willing to grant such a license to Licensee under the terms of this Agreement.

            NOW THEREFORE, in consideration of the mutual promises contained herein, and subject to the terms and conditions of this Agreement, Licensor and Licensee agree as follows:

                                    ARTICLE 1
                                  LICENSE GRANT

            1.1 Licensor grants to Licensee the exclusive right and license to use the Process worldwide in connection with the manufacture and sale of fire retardant plastic pallets, and plastic automobile parts as well as plastic crates and containers used for shipping, storage and warehousing (the "Products").

            1.2 Licensee agrees that Licensor retains full ownership of the Process, and that Licensee shall not acquire any rights in the Process other than those rights expressly granted by Licensor pursuant to and during the term of this Agreement.

            1.3 Licensee shall not have any property right in the Process nor any right to assign any interest in the Process to a third party. A third party shall be any person or entity that is not 100% owned by the Licensee.

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                                    ARTICLE 2
                                      TERM

            2.1 Subject to the termination provisions set forth in Article III below, the term of this Agreement shall commence on the effective date of this Agreement and shall continue for a period of five (5) years ("Initial Term") thereafter. This Agreement shall automatically be renewed for five (5) successive two (2) year periods, provided that six (6) months prior to the end of the Initial Term or any renewal term, the Licensee gives Licensor written notice of its intention to renew the Agreement.

                                    ARTICLE 3
                              DEFAULT; TERMINATION

            3.1 In the event that either Licensor or Licensee breaches this Agreement, the other party may serve on the defaulting party a notice of default ("Notice of Default") specifying the nature of the default. If the default is not cured within fifteen (15) days from service of the Notice of Default, the other party may then serve a notice (the "Termination Notice") that it is terminating this Agreement and the Agreement shall be automatically terminated.

            3.2 This Agreement shall be terminated immediately without notice in the event of the bankruptcy or judicial or administrative declaration of insolvency of Licensee, or in the event that Licensee makes an assignment for the benefit of creditors.

            3.3 Upon expiration or termination of this Agreement for any reason, all rights granted to Licensee hereunder shall cease, and Licensee will immediately refrain from further use of the Process and shall destroy or return to Licensor all materials containing the Process.

                                    ARTICLE 4
                                ROYALTY PAYMENTS

            4.1 In consideration of the license granted hereunder on March 8, 2005, Licensee has settled claims made by Licensor under the Agreement dated April 20, 2001, and has awarded certain stock options in favor of the 100% owners of Licensor.

                                    ARTICLE 5
              QUALITY CONTROL; ADVERTISING MATERIALS; INFRINGEMENT

            5.1 Licensee will use its best efforts to notify Licensor of, and assist Licensor in terminating, any infringement of the Process by a third party.

                                    ARTICLE 6
                              INDEMNITY; INSURANCE

            6.1 Licensee agrees that it is wholly responsible for all Products offered, sold or otherwise provided by it, and that Licensor shall have no liability for or in connection with the manufacture or sale of any Products. Licensee agrees to indemnify and hold harmless

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Licensor and the owners, members, officers, directors, employees and agents of
Licensor, from and against any and all claims, demands, causes of action, damages, costs and expenses, including court costs and reasonable attorneys' fees, caused by or arising out of or in connection with the Products or the offer or sale thereof, including without limitation, claims or actions for negligence, breach of contract, strict liability, products liability, and trademark, patent or copyright infringement.

            6.2 During the term of this Agreement and for a period of five (5) years after the expiration or termination of this Agreement, the Licensee, at its sole expense, shall cause Licensor to be covered and named as an additional insured under Licensee's commercial general liability insurance policy. Licensee shall deliver to licensor a certificate of insurance which reflects Licensor as an additional insured and shall include a statement by the insurer that the policy will not be canceled or materially altered without at least thirty (30) days' prior written notice to Licensor.

                                    ARTICLE 7
                                   NO WARRANTY

            7.1 THE PROCESS LICENSED HEREIN IS LICENSED "AS IS." LICENSOR MAKES NO WARRANTY (EXPRESS OR IMPLIED), ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE INCLUDING, BUT NOT LIMITED TO, THE WARRANTY OF TITLE AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LICENSOR SHALL HAVE NO LIABILITY FOR ANY LOST PROFITS OR SAVINGS, OR FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    ARTICLE 8
                                 CONFIDENTIALITY

            8.1 Licensee on behalf of itself and its partners, directors, officers, employees and agents (collectively, "Agents") hereby agree that Licensee and its Agents shall keep the Process confidential and shall use it for the sole purpose of manufacturing and selling Products in accordance with the terms of this Agreement. Licensee agrees to be jointly and severally responsible for and liable in respect of any breach of the provisions of this Article VIII by any of its Agents. The covenant and undertaking set forth in this Article VIII shall survive termination or expiration of this Agreement and shall remain in effect for a period of thirty (30) years from the date hereof.

                                    ARTICLE 9
                                  IMPROVEMENTS

            9.1 All modifications or improvements to the Process, whether developed by Licensee or Licensor, shall belong to and be the property of Licensor; provided, that, Licensee shall have the right to use such modifications or improvements in accordance with the terms of this Agreement so long as this Agreement shall remain in effect. All the provisions of this

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Agreement shall apply to such modifications or improvements as if they were included as part of the Process, including, without limitation, the confidentiality provisions of Article VIII hereof. Each party shall promptly notify the other of any modifications or improvements to the Process.

                                   ARTICLE 10
                                  MISCELLANEOUS

            10.1 Applicable Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Oklahoma, without regard to the choice of law principles thereof.

            10.2 Severability. The provisions of this Agreement are severable, and if any provision shall be held illegal, invalid, or unenforceable, the parties affected thereby shall substitute for the affected provision an enforceable provision which approximates the intent and economic benefit of the affected provision as closely as possible, but all other provisions shall continue in full force and effect.

            10.3 Headings. All article or section headings in this Agreement are for reference only and shall not be deemed to control or affect in any way the meaning or construction of any of the provisions hereof.

            10.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            10.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

            10.6 Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied, with receipt confirmed, addressed as follows:

            If to Licensor: Westgate Capital Company, LLC
                            Attention: William W. Pritchard, Manager
                            320 S. Boston Ave. Suite 400
                            Tulsa, Oklahoma 74103

            If to Licensee: PalWeb Corporation
                            Attention: Marshall S. Cogan, Non-Executive Chairman 1613 East 15th Street
                            Tulsa, Oklahoma 74120

            Unless the sending party has actual knowledge that a Notice was not received by the intended recipient, a Notice shall be deemed to have been given
(i) as of the date when personally delivered, (ii) three days after being deposited with the United States mail properly

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addressed, (iii) the next day after being delivered during business hours to said overnight delivery service, properly addressed and prior to such delivery service's cutoff time for next day delivery, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be. A party may change its notice address hereunder by giving written notice of such change to the other party in accordance with the requirements of this Section 11.6.

            10.7 Entire Agreement; Modification. This Agreement contains the complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises, representations, or inducements except as herein provided. The terms and provisions of this Agreement may not be modified, supplemented or amended except in writing signed by both parties hereto. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

            10.8 Assignment. Licensee shall have no right to assign its rights, or to delegate its duties, under this Agreement, without the prior written consent of Licensor. Licensor may assign its rights, and delegate its duties, under this Agreement in connection with a sale by Licensor of the Process, which sale shall be subject to the terms of this Agreement.

            10.9 No Waiver. Failure by either party hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

            10.10 Attorneys' Fees. The prevailing party in any action or suit related to this Agreement shall be entitled to recover from the non-prevailing party, in addition to any other rights or remedies, its reasonable attorneys' fees, courts costs and other reasonable costs incurred in the enforcement of the rights and obligations set forth in this Agreement.

            IN WITNESS WHEREOF, this License Agreement has been duly executed by the parties hereto effective as of the day and year first set forth above.


                                      LICENSOR:
                                      WESTGATE CAPITAL COMPANY, LLC


                                      By: /s/ William W. Pritchard
                                          --------------------------------
                                      Printed Name: William W. Pritchard
                                                    ----------------------
                                      Title: Manager
                                             -----------------------------

                                      LICENSEE:
                                      PALWEB CORPORATION


                                      By: /s/ Marshall S. Cogan
                                          --------------------------------
                                      Printed Name: Marshall S. Cogan
                                                    ----------------------
                                      Title: Non-Executive Chairman
                                             -----------------------------

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